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                                                                       Exhibit 1

                             JDN REALTY CORPORATION
                            (A MARYLAND CORPORATION)

            443,623 Shares of Common Stock (Par Value $.01 Per Share)

                                 TERMS AGREEMENT

                                                              March 25, 1998

To:          JDN Realty Corporation
             359 East Paces Ferry Road
             Suite 400
             Atlanta, Georgia  30305

Ladies and Gentlemen:

         Reference is made to the JDN Realty Corporation (a Maryland corporation) - Common Stock, Common Stock Warrants, Preferred Stock and Debt Securities Underwriting Agreement, dated July 30, 1997 (the "Underwriting Agreement"), a copy of which is attached hereto as Annex A. This Agreement is the Terms Agreement referred to in the Underwriting Agreement. J.C. Bradford & Co., L.L.C. (the "Underwriter") offers to purchase, on and subject to the terms and conditions set forth herein or incorporated by reference herein to the Underwriting Agreement, from JDN Realty Corporation, a Maryland corporation (the "Company"), the following securities of the Company (the "Underwritten Securities") on the following terms:

Title of Underwritten Securities:                     Common Stock, par value $.01 per share.

Number of Initial Underwritten Securities
to be issued:                                         443,623 shares.

Public offering price:                                $32.6291 per share.

Purchase price:                                       $32.1219 per share.

Number of Option Underwritten Securities,
if any, that may be purchased by the
Underwriter:                                          None.

Delayed Delivery Contracts:                           Not authorized.

Additional co-managers, if any:                       None.

Other Terms (Lock Up):                                None.


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
Closing date and location:                            March 30, 1998, 8:30 a.m., Chicago
                                                      time, Chapman and Cutler, 111 W.
                                                      Monroe Street, Chicago, Illinois 60603.

         All the provisions contained in the Underwriting Agreement are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Underwriter is deemed to have been an original signatory to the Underwriting Agreement such that the terms and conditions of the Underwriting Agreement shall inure to the benefit of and be legally binding on and enforceable by each of the parties hereto.

         In addition, the Underwriting Agreement is hereby amended as follows:
(i) by deleting the reference to "$400 million" in the first sentence of the first paragraph thereof and by inserting "$600 million" in lieu thereof; (ii) by deleting the reference to "(No. 333-22399)" in the first sentence of the eighth paragraph thereof and by inserting "(No. 333-38611)" in lieu thereof; (iii) by deleting the phrase, "prior to the execution of this Underwriting Agreement" in the 19th line of the eighth paragraph thereof and by inserting "as of the date of such Registration Statement or Prospectus, as the case may be, and all references to the "Prospectus" shall be deemed to include all documents incorporated by reference therein prior to the termination of the offering of the Underwritten Securities by the Underwriter" in lieu thereof; (iv) by deleting every reference to "Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated" and "Merrill Lynch" and by inserting "J.C. Bradford & Co. L.L.C." in lieu thereof; (v) by deleting the reference in the first sentence of the first paragraph of Section 2(c) to "Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004" and by inserting "Chapman and Cutler, 111 W. Monroe Street, Chicago, Illinois 60603" in lieu thereof; (vi) by deleting every reference to "Hogan & Hartson L.L.P." and by inserting "Chapman and Cutler" in lieu thereof; (vii) by deleting the references to "signed" in the third and sixth lines of Paragraph (c) of Section 3 and by inserting "conformed" in lieu thereof; (viii) by deleting Section 5(c) in its entirety and inserting in lieu thereof the following: "At the Closing Time, the Underwriter shall have received from Chapman and Cutler, counsel for the Underwriter, such opinion or opinions, dated the Closing Time with respect to the incorporation of the Company, the validity of the Underwritten Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require."; (ix) by deleting the words in the second sentence of Section 11 "Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1201 Attention: Tjarda Clagett, Director, with a copy to Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109, Attention: J. Warren Gorrell, Jr." and by inserting the words "J.C. Bradford & Co., L.L.C., J.C. Bradford Financial Center, 330 Commerce Street, Nashville, Tennessee 37201, Attention: Catherine Gemmato-Smith, with a copy to Chapman and Cutler, 111 W. Monroe Street, Chicago, Illinois 60603, Attention: Jonathan A. Koff" in lieu thereof; and (x) by deleting the words in the second sentence of Section 11 "3340 Peachtree Road, Suite 1530, Atlanta, Georgia" and by inserting the words "359 East Paces Ferry Road, Suite 400, Atlanta, Georgia, 30305" in lieu thereof.


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         Section 1 of the Underwriting Agreement is hereby amended as follows:

           (i) by deleting Paragraph (4) ("Financial Statements") in its entirety and inserting in lieu thereof the following:

                  "(4) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Company and its subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries, or such other entity, as the case may be, for the periods specified; the combined statements of revenue and certain expenses of certain properties acquired or to be acquired by the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the combined revenues and expenses of such properties at the dates indicated and are in conformity with the requirements of Rule 3-14 of Resolution S-X; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus, when considered in relation to the basic financial statements taken as a whole, present fairly in accordance with GAAP the information required to be stated therein; any selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and any pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, with the exception of adjustment (6) in footnote 14 to the Company's financial statements for the year ending and as of December 31, 1994, to the extent such adjustment affects the Company's 1994 pro forma financial information included in the Registration Statement and the Prospectus, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations.";

          (ii) by deleting Paragraph (7) ("Good Standing of Subsidiaries") in its entirety and inserting in lieu thereof the following:

                  "(7) Good Standing of Significant Subsidiaries. Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933



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          Act), if any, and JDN Development Company, Inc. (each, a "Significant
          Subsidiary") has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as stated in the Prospectus, all of the issued and outstanding equity securities of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries (except in the case of JDN Development Company, Inc., the outstanding voting stock of which is owned 99% by J. Donald Nichols and 1% by the Company, and the outstanding non-voting stock of which is owned 100% by the Company), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Significant Subsidiary.";

         (iii) by deleting Paragraph (8) ("Capitalization.") in its entirety and inserting in lieu thereof the following:

                   (8) Capitalization. The Company has authorized, issued and outstanding capital stock as set forth in the Company's Annual Report on Form 10-K filed with the Commission for the period ended December 31, 1997 (except for any subsequent issuances of Common Stock pursuant to Terms Agreements dated February 10, 1998 and February 23, 1998, and pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan, 1995 Employee Stock Purchase Plan, 1993 Incentive Stock Plan and 1993 Non-Employee Director Stock Option Plan). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (iv) by deleting the last four lines of Paragraph (23) ("Absence of Further Requirements") and inserting in lieu thereof the following:

                           "except for the registration of the Underwritten Securities under the 1933 Act or under state securities laws, compliance with the listing requirements of the New York Stock Exchange, or approval of the National Association of Securities Dealers, Inc., if applicable, all of which have been or will be effected in accordance with this Agreement.";

           (v) by deleting the second sentence of Paragraph (26) ("Title To Property") in its entirety and inserting in lieu thereof the following:




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                           "Except as described in or incorporated by reference
         into the Registration Statement or the Prospectus, and with respect to other Properties that, singly or in the aggregate, did not account for more than either (i) 10 percent of the total assets on the Company's December 31, 1997 consolidated balance sheet, or (ii) 10 percent of the Company's total revenues on the Company's consolidated statement of income for the year ended December 31, 1997, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein":

          (vi) by deleting the third sentence of Paragraph (27) ("Leases") in its entirety and inserting in lieu thereof the following:

                           "Except as disclosed in or incorporated by reference into the Prospectus and except as would not have a Material Adverse Effect, the Company has no knowledge that any tenant which is responsible for aggregate annualized base rent in excess of $1,200,000 under all of its leases at the Properties is not financially capable of performing its obligations thereunder.";

         (vii) by deleting in the 31st line of Paragraph (30) ("Environmental Laws") the word "and" after the comma and before the parenthetical "(4)," and by adding in the 34th line after the comma and before the word "the" the following:

                           "and (5) a corrective action plan required by the State of Georgia (relating to soil and ground water affected by an underground storage tank release) of the owner of the Golden Gallon site near the Company's Lafayette, Georgia property,"

        (viii) by adding in the eighth line of Paragraph (32) ("Tax Compliance") after the word "paid" and before the comma the following:

                           "except where failure to pay would not result in a Material Adverse Effect."

         The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement, as modified in the preceding paragraph, are accurate as though expressly made at and as of the date hereof.

         The parties acknowledge that the information set forth in the last paragraph on the front cover page and in the second paragraph under the caption "Underwriting" in the Prospectus Supplement dated March 25, 1998 constitutes the only information furnished by the Underwriter to the Company for inclusion in the Registration Statement, any preliminary prospectus, and the Prospectus.

         Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement.


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         Please  accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                              Very truly yours,

                                              J.C. BRADFORD & CO., L.L.C.


                                              By /s/   Catherine Gemmato-Smith
                                                 ------------------------------
                                                 Name:  Catherine Gemmato-Smith
                                                 Title:  Managing Director
Accepted:

JDN REALTY CORPORATION


By  /s/   J. Donald Nichols
    -------------------------------
    Name:  J. Donald Nichols
    Title:  Chairman & CEO